UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 22, 2005

THE COCA-COLA COMPANY

(Exact name of Registrant as specified in its charter)

Delaware	001-02217	58-0628465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Coca-Cola Plaza Atlanta, Georgia		30313
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (404) 676-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                         Entry into a Material Definitive Agreement

On June 22, 2005, the European Commission adopted a commitment decision concerning various commercial practices of
The Coca-Cola Company and its bottlers in the European Economic Area.  The commitment decision renders legally binding the commitments set forth in the Undertaking submitted by The Coca-Cola Company and certain of its bottlers to the European Commission on October 19, 2004, as such Undertaking was revised following consultations with national competition authorities of European Economic Area Member States and industry participants.  The final Undertaking is substantially similar to the Undertaking initially submitted on October 19, 2004, a copy of which was attached as Exhibit 99.1 to The Coca-Cola Company’s Current Report on Form 8-K dated October 19, 2004.  A copy of the final Undertaking is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01                         Regulation FD Disclosure

Attached as Exhibit 99.2, and incorporated herein by reference, is a copy of a press release of The Coca-Cola Company, dated June 22, 2005, regarding the final Undertaking referred to in Item 1.01. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01(c).	Exhibits

Exhibit 99.1	Final Undertaking from The Coca-Cola Company and certain of its bottlers, adopted by the European Commission on June 22, 2005, relating to various commercial practices in the European Economic Area.

Exhibit 99.2	Press Release of The Coca-Cola Company, dated June 22, 2005, regarding European Commission’s commitment decision with respect to various commercial practices in the European Economic Area.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COCA-COLA COMPANY (REGISTRANT)

Date: June 22, 2005	By:	/s/ Geoffrey J. Kelly

Geoffrey J. Kelly
Senior Vice President and Acting General Counsel

Exhibit Index

Exhibit No.

Exhibit 99.1	Final Undertaking from The Coca-Cola Company and certain of its bottlers, adopted by the European Commission on June 22, 2005, relating to various commercial practices in the European Economic Area.

Exhibit 99.2	Press Release of The Coca-Cola Company, dated June 22, 2005, regarding European Commission’s commitment decision with respect to various commercial practices in the European Economic Area.